                                                                  EXHIBIT 23.3







                  CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


The Board of Directors
Grossmont Bank
La Mesa, California:


We consent to the use of our report dated January 20, 1995, with respect to the consolidated financial statements of Grossmont Bank as of December 31, 1994 and for the year then ended, included herein, and to the reference to our firm under the heading "Experts" in the prospectus.




                                       /s/ KPMG Peat Marwick LLP

San Diego, California
September 19, 1997